Exhibit 99.1

Truleum, Inc. Provides Update to Shareholders on Operations

Dear Shareholder,

As an early investor in Truleum, Inc., formerly known as Alpha Energy, Inc., we are excited to reconnect with you and share the significant progress we've made over the past three years. Since you first invested, we've undergone a major rebranding from Alpha Energy, Inc. to Truleum, Inc.

Our new brand image reflects our commitment to restoring trust and truth in the oil and gas industry. We invite you to visit our new website at https://truleum.com/  to see our updated logo and learn more about our mission and values.

Truleum is on a mission to save our independent oil and gas industry. We are restarting abandoned wells, rebuilding shattered communities, and creating new value, security, and stability for this once-and-future heartland industry of America.

We have already acquired a portfolio of proven, producing reserves, implemented programs to restore wells and create value, and started generating revenues from oil and gas production. We are now raising $2.5M to meet our CAPEX requirement to expand the development of reserves and achieve a 2x valuation multiple.

IMPORTANT: Over the past 18 months, we have established a solid infrastructure to start producing our own well bores, which will dramatically increase our reserves and cash flows. Our dedicated team, including reserve engineers, landmen, geologists, and environmental experts, have vetted three significant acquisitions. We anticipate these acquisitions will increase our reserves to over half a billion dollars and boost our daily production to nearly 2,000 barrels.

Looking ahead, we are gearing up for several exciting initiatives, including potential acquisitions and our strategic transition from the over-the-counter market to the NYSE: American Exchange. To achieve these milestones, we are eager to re-engage with you and keep you informed about our progress.

To ensure we have your most up-to-date contact information, please reply to this email or call us at (800) 819-0604 to confirm your current contact information. Your engagement is crucial as we move forward, and we want to ensure you stay informed about all our developments.

Please let us know if you would like to receive more detailed updates, including information about our acquisition targets and plans. Thank you for your continued support and belief in our mission. We look forward to connecting with you and sharing more about the exciting future of Truleum.

Best regards,
Jay Leaver, President

This shareholder update is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction. No securities are being offered or sold pursuant to this shareholder update. Any investment decisions should be based solely on the information contained in the offering documents provided by the company and should be made

About Truleum, Inc.

Truleum, Inc. is an energy company focused on the exploration, development, and production of oil and natural gas reserves. The company aims to leverage advanced technologies to optimize extraction processes and maximize resource efficiency. For more information, please visit www.truluem.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate”, “believe”, “contemplate”, “could”, “estimate”, “expect”, “intend”, “seek”, “may”, “might”, “plan”, “potential”, “predict”, “project”, “target”, “aim”, “should”, “will”, “would”, or the negative of these words or other similar expressions, although not all forward-looking statements contain these words,. Forward-looking statements are based on Truleum, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Truleum, Inc. Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2023. Forward-looking statements contained in this announcement are made as of this date, and Truleum, Inc. undertakes no duty to update such information except as required under applicable law. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the Truleum, Inc. website.

For more information contact Jay Leaver at info@truleum.com.